                                                                  EXHIBIT 10.7.1

                                                                  EXECUTION COPY


                    ROAMING ADMINISTRATION SERVICE AGREEMENT


         ROAMING ADMINISTRATION SERVICE AGREEMENT ("Agreement") made this 17th day of July, 1998, by and between AT&T Wireless Services, Inc. ("AWS"), a Delaware corporation, with its principal place of business at 5000 Carillon Point, Kirkland, WA 98033, and TeleCorp PCS, Inc. ("TeleCorp"), a Delaware corporation, with its principal place of business at 1101 17th Street, N.W., Washington, D.C. 20036.

                                    Recitals
                                    --------

         WHEREAS, TeleCorp would like to receive certain benefits under Intercarrier Roaming Services Agreements between AWS and other providers of wireless telecommunications service, and AWS would like TeleCorp to receive such benefits under the terms and conditions of this Agreement:

         WHEREAS, AWS provides Roamer Administration Services to owners and operators of wireless telecommunications systems;

         WHEREAS, TeleCorp owns and operates wireless telecommunications system(s) identified on Exhibit A and would like to receive Roamer Administration Services from AWS; and

         WHEREAS, AWS would like to provide TeleCorp with Roamer Administration Services subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the parties hereby agree as follows:

                                   Definitions

         As used herein, the following terms shall have the following meanings:

         AS means the Administrative Services as more fully described in Exhibit B.

         CIBER means Cellular Intercarrier Billing Exchange Record as more fully described in the CIBER Standard.

         CIBER Standard means the publication prepared by CIBERNET Corporation, a wholly-owned subsidiary of the Cellular Telecommunications Industry Association, as a service to the wireless communications industry. Unless specifically provided otherwise in this Agreement, all words and phrases defined in the CIBER Standard shall have the meaning herein that they have therein.

         Claims means any claims, liabilities, damages, costs and expenses (including reasonable attorneys' fees) asserted by a third party against a party to this Agreement.

         CMRS or Service means Commercial Mobile Radio Service.

         EDS PCC means EDS Personal Communications Corporation.

         EDS PCC Agreement means that certain Interoperator Agreement dated January 3, 1997, between AWS and EDS PCC for certain services, as that Agreement may be amended, extended or renegotiated from time to time.

         ESN means the Electronic Serial Number that is encoded in a wireless telephone set by the manufacturer and which is broadcast by such telephone.

         Expenses means those costs and expenses related to providing the Roaming Administration Services set forth in Exhibit C, as may be amended from time to time by AWS.

         Fees means those fees for Roaming Administration Services set forth in Exhibit C, as may be amended from time to time by AWS.

         Incollect Obligations means those obligations of TeleCorp to AWS and Other Wireless Carriers that arise from Roaming by TeleCorp's subscribers on other wireless systems. These Incollect Obligations accrue separate for each of AWS and each Other Wireless Carrier.

         Intercarrier Roaming Services Agreement means an agreement entered into by two facilities-based providers of CMRS under which each carrier agrees to provide Service to the subscribers of the other carrier and which sets forth other terms and conditions of the provision of such Service, including but not limited to price, payment or settlement, and fraud liability terms, as the agreement may be amended, extended or renegotiated from time to time.

         ISS means Intercarrier Settlement Services as more fully described in Exhibit B.

         MIN means the ten-digit Mobile Identification Number which is assigned by a Home Carrier to each of its registered customers.

         NACN means the North American Cellular Network, Inc. and the SS7 signaling network owned and operated by the North American Cellular Network, Inc.

         NPA/NXX combinations means the six-digit numerical combinations assigned by regulatory authorities to identify the area code and telephone number prefix for Service.

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         NSS means Net Settlement Services as more fully described in Exhibit B.

         Other Wireless Carriers means facilities-based providers of CMRS with whom AWS has entered an Intercarrier Roaming Services Agreement and which are listed on Exhibit A-1.

         Outcollect Obligations means obligations owed to TeleCorp by AWS and Other Wireless Carriers arising from Roaming by the subscribers of these companies on the TELECORP System. These Outcollect Obligations accrue separately for each of AWS and each Other Wireless Carrier.

         PRV means Positive Roamer Verification services as more fully described in Exhibit B.

         Roamer means a customer of a wireless carrier who seeks Service within a geographic area served by another wireless carrier.

         Roaming Administrative Services means the services described in Exhibit B, including AS, FV, ISS, NSS, PRV and XLI, together with the services that may be provided in connection with the access to the Intercarrier Roaming Services Agreements entered into between AWS and Other Wireless Carriers.

         Serving Carrier means a Party who provides Service for registered customers of another Party while such customers are in the geographic area where the Serving Carrier, directly or through subsidiaries, provides Service.

         Settlement Period shall mean each one-month period of time commencing at 12:01 a.m. Pacific Standard Time on the sixteenth day of a given calendar month and ending at 12:00 midnight on the fifteenth day of the immediately following calendar month.

         XLI means a certain type of PRV service as more fully described in Exhibit B.

         TELECORP System means the wireless telecommunications system(s) owned and operated by TeleCorp as identified on Exhibit A.

                                    Agreement

         1.    Access to Intercarrier Roaming Services Agreements. During the
               --------------------------------------------------
term of this Agreement, AWS will make available to TeleCorp the benefits of the Intercarrier Roaming Services Agreements between AWS and Other Wireless Carriers listed on Exhibit A-1, subject to the consent of such Other Wireless Carriers and subject to TeleCorp being a member in good standing of the NACN. TeleCorp will permit the subscribers of such Other Wireless Carriers to use the facilities of TeleCorp under the terms and conditions of the applicable Intercarrier Roaming Services Agreements. AWS may amend Exhibit A-1 by adding Other Wireless Carriers who have agreed to extend an Intercarrier Roaming Services Agreement to TeleCorp or by deleting Other Wireless Carriers who have either revoked the consent to extend an Intercarrier Roaming Services Agreement to TeleCorp or with whom the Intercarrier Roaming Services Agreement has terminated or expired, any such amendment to be effective no earlier than 7 days after the date such notice is given.

         1.1   AWS Authority and Separate Rate Agreements. TeleCorp agrees that
               ------------------------------------------
AWS has full authority to negotiate terms, amendments of and addenda to the Intercarrier Roaming Services Agreements, administer the Intercarrier Roaming Services Agreements and settle disputes under the Intercarrier Roaming Services Agreements on behalf of TeleCorp and that TeleCorp will be bound by and comply with such terms, amendments, addenda, administrative decisions and settlements. TeleCorp may, at its option, choose to negotiate a separate rate for roaming Service with any or all of the Other Wireless Carriers. In order to have these separate rates included within the Roamer Administration Services, TeleCorp must provide AWS with written documentation verifying the rates at least thirty (30) days prior to the effective date for such rates.

         1.2   Separate Liability. TeleCorp is liable for all of its obligations
               ------------------
under each Intercarrier Roaming Services Agreement in which it participates, including but not limited to payment obligations and fraud liability obligations. AWS will make available a copy of applicable Intercarrier Roaming Services Agreements within 30 days of request by TeleCorp.

         1.3   Effect of Intercarrier Roaming Services Agreements. Each
               --------------------------------------------------
Intercarrier Roaming Services Agreement, as may be amended with respect to TeleCorp under section 1.1 above, supplies the terms and conditions of roaming services with respect to each Other Wireless Carrier. AWS maintains full control to continue or to terminate or let expire any Intercarrier Roaming Services Agreement. Nothing in this Agreement obligates AWS to enter into or to continue any Intercarrier Roaming Services Agreement with any Other Wireless Carrier. AWS will notify TeleCorp no less than thirty (30) days in advance of any termination by AWS or expiration of any Intercarrier Roaming Services Agreement.

         1.4   Fraud Control. TeleCorp shall take reasonable actions to control
               -------------
fraudulent Roamer usage when acting as a Serving Carrier to be consistent with the Intercarrier Roaming Services Agreements, including without limitation using SS-7 connections through the NACN which perform validation functions. TeleCorp shall use commercially reasonable efforts to provide each Other Wireless Carrier with real-time visibility of call

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detail records delivered through a network compatible with AT&T's network. Such information shall be delivered within one hour of the applicable call. In the event that TeleCorp provides such a real-time visibility system, TeleCorp shall not be liable in any event for a temporary failure of the system unless TeleCorp has been notified of such failure by the Other Wireless Carrier and TeleCorp does not take commercially reasonable steps to remedy the failure. If TeleCorp has been so notified and has so failed to take such commercially reasonable steps, TeleCorp shall be liable for all unauthorized usage attributed to the Other Wireless Carrier's subscribers during the period from the time TeleCorp was notified of the problem to the time that the problem has been resolved to the reasonable satisfaction of the Other Wireless Carrier.

         1.5   Allocation of Roamer Revenues and Roamer Expenses. AWS will treat
               -------------------------------------------------
TeleCorp as an affiliate of AWS for administrative purposes in collecting and paying amounts owed to TeleCorp and owed by TeleCorp under the applicable Intercarrier Roaming Services Agreement. TeleCorp acknowledges and agrees that amounts owed to TeleCorp from Other Wireless Carriers will be collected by AWS, intermingled with other funds owed to AWS and then distributed to TeleCorp based upon the amounts owed to TeleCorp for Roamer usage by subscribers of the Other Wireless Carriers. TeleCorp further acknowledges and agrees that AWS will make payments for TeleCorp to Other Wireless Carriers based on the reports of Roamer usage by subscribers of TeleCorp on the systems of the Other Wireless Carriers. AWS will recover these amounts through the NSS functions described in Exhibit B.

         2.    Roaming Administration Services. During the term of this
               -------------------------------
Agreement, AWS hereby agrees to make available Roaming Administration Services to TeleCorp, subject to the terms of this Agreement. The Roaming Administration Services are set forth in Exhibit B, which may be amended by AWS from time to time upon written notice to TeleCorp.

         2.1   Effect of EDS PCC Agreement. TeleCorp acknowledges that AWS
               ---------------------------
receives certain of the Roaming Administration Services under the EDS PCC Agreement. In the event the EDS PCC Agreement terminates or expires, AWS' obligations to provide such Roaming Administration Services will cease. AWS will give TeleCorp notice promptly following its receipt of notice of termination from EDS PCC and will give prior notice of any cessation of Roaming Administration Services under this section 2.1. AWS will offer to resume such services (on such terms as it determines at the time of such offer) in the event that it extends or continues with EDS PCC, or enters into a new agreement with any other provider, with respect to such services. Nothing in this Agreement obligates AWS to extend, continue or enter into a new EDS PCC Agreement. TeleCorp agrees to comply with reasonable requests made by AWS in order to comply with and administer the EDS PCC Agreement.

         2.2   Rates for Service. TeleCorp shall pay AWS Fees and Expenses for
               -----------------
the Roamer Administration Services as set forth on Exhibit C attached hereto. AWS may modify the Fees and Expenses set forth in Exhibit C upon thirty (30) days prior written notice to TeleCorp. Amounts owed each month for Fees and Expenses will be included as amounts owed to AWS in the NSS function described in Exhibit B.

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         3.    Taxes. Unless TeleCorp provides a certificate of exemption or
               -----
other evidence acceptable to appropriate taxing authorities, TeleCorp shall pay any applicable federal, state or local sales, use, public utility, gross receipts or other taxes, fees or charges imposed on AWS as a result of (a) the roaming services received by TeleCorp under the Intercarrier Roaming Services Agreements and (b) providing the Roaming Administration Services to TeleCorp. Such taxes will be included in bills when imposed or required by law and shall be paid by TeleCorp in accordance with this Agreement.

         4.    Payment of Net Amounts.
               ----------------------

         4.1   Amounts Owed to AWS. TeleCorp will pay AWS in full any amounts
               -------------------
owed to AWS after the NSS procedure described in Exhibit B has occurred, including amounts owed to AWS or Other Wireless Carriers, on or before the fifteenth day of the month immediately following the close of a Settlement Period, provided TeleCorp has received the bill for such amounts at least five
(5) business days prior to such payment date. If TeleCorp receives the bill later than such time, TeleCorp shall pay the bill within ten (10) days of its receipt by TeleCorp. Payments will be submitted to: AT&T Wireless Services, Inc., 5000 Carillon Point, Kirkland, WA 98033, ATTN: Billing and Intercarrier Settlement Services.

         4.2   Amounts Owed to TeleCorp. AWS will pay TeleCorp in full any
               ------------------------
undisputed amounts owed to TeleCorp after the NSS procedure described in Exhibit B has occurred by AWS or Other Wireless Carriers, (a) for amounts owed by AWS, on or before the fifteenth day of the month immediately following the close of a Settlement Period, (b) for amounts owed by Other Wireless Carriers, together with the net settlement for the month following the date AWS receives payment from the Other Wireless Carriers. Payments will be submitted to: TeleCorp PCS, Inc., 1101 17th Street, N.W., Suite 900, Washington, D.C. 20036, ATTN:
Controller.

         4.3   Time. TeleCorp acknowledges and understands that, AWS will pay
               ----
Other Wireless Carriers for TeleCorp `subscribers' roaming usage prior to receiving payment from TeleCorp. Accordingly, TeleCorp acknowledges and agrees that time is of the essence and will make timely payments to AWS of all amounts set forth in each bill after the NSS procedures described in Exhibit B have occurred. TeleCorp is strictly liable to make timely payments hereunder, and such liability is not relieved by any dispute that TeleCorp may have with AWS, Other Wireless Carriers or any other third party.

         4.4   Late Payment. If either party fails to make any payment to the
               ------------
other party when due hereunder, interest shall be paid, from the date due until paid in full, at a rate of 1.5% per month or portion thereof. In no event shall interest hereunder accrue at a rate that is in excess of the maximum rate permitted by applicable law.

         5.    Compatibility with AWS Systems. AWS will establish and, from time
               ------------------------------
to time, enhance the systems that provide information used in performing functions related to either the EDS PCC Agreement or Intercarrier Roaming Services Agreements, including, but not limited to, enhancements to billing systems. TeleCorp will maintain compatibility with these systems and system enhancements, including but not limited to the CIBER format for billing records. TeleCorp will be responsible for the costs and expenses it incurs in maintaining this compatibility.

         6.    Indemnification. TeleCorp will defend, indemnify and hold AWS,
               ---------------
its parent, subsidiaries and affiliates, and the officers, directors, employees and representatives of each of them harmless from and against any Claims arising from or made in connection with (a) any access or use (or inability to access or use) of roaming Service by TeleCorp or any subscriber of TeleCorp, on the system of AWS or any Other Wireless Carrier, (b) any access or use (or inability to access or use) of roaming Service on TeleCorp wireless system by AWS or an Other Wireless Carrier or a subscriber of AWS or an Other Wireless Carrier, (c) any information provided by TeleCorp to AWS, including without limitation any rate information and suspected fraud information, (d) any unlawful, negligent or otherwise wrongful act or failure to act of TeleCorp or its representatives,
(e) a breach by TeleCorp of any provision of this Agreement, or (f) a breach by TeleCorp of any obligation to or agreement with its subscribers.

         7.    Limitation of Liability.
               -----------------------

         7.1 AWS SHALL NOT BE RESPONSIBLE TO TELECORP FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH AWS' PERFORMANCE UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY DAMAGE TO OR LOSS OF REVENUES, BUSINESS OR GOODWILL. FURTHER, TELECORP ACKNOWLEDGES THAT IN PERFORMING ITS OBLIGATIONS HEREUNDER AWS WILL RELY UPON INFORMATION AND REPORTS PROVIDED TO AWS BY THIRD PARTIES. TELECORP AGREES THAT AWS MAY RELY UPON SUCH INFORMATION IN PERFORMING ITS OBLIGATIONS HEREUNDER, AND AWS SHALL NOT BE RESPONSIBLE OR LIABLE FOR THE ACCURACY OF ANY INFORMATION IT RECEIVES FROM THIRD PARTIES IN PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT. IN NO EVENT WILL AWS' LIABILITY TO TELECORP, IN THE AGGREGATE, EXCEED THE AMOUNT PAID IN FEES BY TELECORP UNDER THIS AGREEMENT DURING THE FIRST TWELVE-MONTH PERIOD OF THE TERM OF THIS AGREEMENT. THIS SECTION 7.1 WILL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

         7.2 Neither of the parties will be liable for nonperformance or defective or late performance of any of its obligations under this Agreement to the extent and for such periods of time as such nonperformance, defective performance is due to reasons outside such party's control, including, without limitation, acts of God, war, acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes or delays of suppliers, subcontractors, Other Wireless Carriers or EDS PCC. Neither party shall be required to settle any labor dispute in any manner which is deemed by that party to be less than totally advantageous, in that party's sole discretion.

         8.    Confidentiality.
               ---------------

         8.1 Each of the parties hereto hereby covenants and agrees that, during the term of this Agreement and thereafter, neither it, nor any of its employees, agents, officers or directors, will at any time make use of, divulge or disclose to any person, firm or corporation any trade secrets or confidential or proprietary information about the other party, its business, financial condition, operations or otherwise (including, without limitation, any information concerning the other party's subscribers, their names, addresses, or telephone numbers, the terms and conditions of each Intercarrier Roaming Services Agreement and its amendments and addenda), whatever the source of such confidential or proprietary information. Specifically, and without limitation, TeleCorp acknowledges that all operational user's guides, manuals, computer application programs, written procedures or other systems documentation furnished to it by AWS is the sole property and proprietary information of AWS. This confidentiality agreement shall not apply to information which is in the public domain through no act of the party desiring to disclose. Information contained in documents shall be considered confidential or proprietary if it relates to information described above or the content and context of the information is indicative of a desire to maintain confidentiality, whether or not the document is specifically marked "confidential" or "proprietary".

         8.2 Each party agrees that such confidential or proprietary information concerning the other party shall only be divulged or disclosed to its employees who have a valid business reason to know such information and then only to the extent required for the performance of such employee's duties.

         8.3 Nothing herein shall restrict the right of any party to disclose confidential or proprietary information which is ordered to be disclosed pursuant to judicial or other lawful governmental action, but only to the extent so ordered, or as otherwise required by applicable law or regulation. If either party is served with process to obtain any confidential or proprietary information or subscriber records of the other party, that party shall immediately notify the other party and permit the other party to conduct the defense against disclosure.

         8.4 Upon termination of this Agreement, each party shall, upon written request of the other party, return to the other all confidential and proprietary information concerning the other which exists in written or electronic form.

         8.5 Each of the parties acknowledges and confirms that any failure on its part to adhere strictly to the terms and conditions of this paragraph is likely to cause substantial and irreparable injury to the other party. Accordingly, each party confirms and agrees that, in addition to all other remedies to which the other party may be entitled under this Agreement or at law or in equity, the other party shall be entitled to specific performance and other equitable relief, including temporary relief.

         9.    Term and Termination.
               --------------------

         9.1 This Agreement shall run for an initial term of two years, commencing on the date of this Agreement. It shall automatically renew for additional successive terms of one year each, unless either party gives the other party written notice of its intent not to renew at least ninety (90) days prior to the termination of the then-current term.

         9.2 Either party may terminate this Agreement (except for any obligations which survive termination) for any reason or for no reason upon one hundred eighty (180) days prior written notice to the other party.

         9.3 Either party may terminate this Agreement (except for any obligations which survive termination) for any of the following reasons:

               9.3.1 Upon material breach of the other party which is not cured or for which cure is not reasonably commenced within 30 days after notice of claimed breach;

               9.3.2 Immediately by either party, after reasonable prior notice, if the other party's operations materially and unreasonably interfere with its operations and such interference is not eliminated within 10 days;

         9.4 AWS may terminate this Agreement (except for any obligations which survive termination) in the event that TeleCorp is no longer a member in good standing with the NACN.

         9.5 AWS may terminate this Agreement with respect to any Intercarrier Roaming Services Agreement in accordance with Section 1.

         9.6 AWS may terminate its obligations with respect to certain provisions under this Agreement:

               9.6.1 with respect to the EDS PCC Agreement in the event such agreement expires or terminates; and

               9.6.2 with respect to the Roaming Administration Services as set forth in Section 2.1 above.

         9.7   Section 1 shall survive any termination by AWS pursuant to
Section 9.4 or 9.5.

         10.   Events Upon Termination. Upon termination of this Agreement for
               -----------------------
whatever reason, each party shall immediately (or upon final accounting) pay all amounts owing to the other parties hereunder, whether due or to become due.

         11.   Representations and Warranties of TeleCorp. TeleCorp hereby
               ------------------------------------------
represents and warrants to AWS the following:

         11.1 It is duly organized and validly existing under the laws of the jurisdiction of its organization.

         11.2 It has full power and authority to execute and perform this Agreement.

         11.3 The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on its part and is binding and enforceable against it.

         11.4 It is and for the term of this Agreement will remain qualified to hold a wireless operating license for the areas listed on Schedule A pursuant to the rules and regulations of the Federal Communications Commission any state authority with jurisdiction over the areas identified on Schedule A.

         12.   Notices and Other Communications.
               --------------------------------

         12.1 All notices required hereunder shall be in writing and shall be deemed to have been duly delivered effective upon receipt if personally delivered, or upon mailing if mailed by prepaid overnight express service, addressed to the following:

               If to AWS:

               AT&T Wireless Services, Inc.
               Carrier Relations
               5000 Carillon Point
               Kirkland, WA 98033
               Attn:  Eric Baxter

               With a copy to:

               AT&T Wireless Services, Inc.
               5000 Carillon Point
               Kirkland, WA 98033
               Attn:  Legal Department.

               If to TeleCorp:

               TeleCorp PCS, Inc.
               1101 17th Street, N.W.
               Suite 900
               Washington, D.C. 20036
               Attn:  Product Development-Roaming

               With a copy to:

               TeleCorp PCS, Inc.
               1101 17th Street, N.W.
               Suite 900
               Washington, DC 20036
               Attn:  Legal Department

         12.2 For purposes of communication in order to administer this Agreement effectively, the parties designate the following contact persons for the subject matters set forth for them below. Either party may change the information with respect to its designated contacts under this Section 12.2 upon oral or written notice to the other party.

               TeleCorp Customer Care Contact

               Name: Scott Weismiller
               Tel: 202-261-4804
               Fax: 202-833-4888

               TeleCorp Switch Update/Technical Contact

               Name: Curt Gervelis
               Tel: 202-261-4730
               Fax: 202-833-4888

               TeleCorp Finance/Accounting Contact

               Name: Jackie Talady
               Tel: 202-261-4736
               Fax: 202-833-4888

               AWS Customer Care Contact

               Name: David Mansisidor
               Tel: 425-803-8821
               Fax: 425-828-1390

               AWS Switch Update/Technical Contact

               Name: David Mansisidor
               Tel: 425-803-8821
               Fax: 425-828-1390

               AWS Finance/Accounting Contact

               Name: Mary Hawes
               Tel: 425-828-1308
               Fax: 425-828-1390

         13.   Miscellaneous Provisions.
               ------------------------

         13.1  Attorneys' Fees and Costs. In the event of any action at law or
               -------------------------
in equity concerning the enforcement or interpretation of the terms of this Agreement, the prevailing party shall be entitled to reimbursement for reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which it may show itself to be entitled.

         13.2  No Joint Venture. Nothing in this Agreement is intended, or shall
               ----------------
be construed, to create a joint venture, partnership or other common business entity as among AWS and TeleCorp. Neither of the parties shall have the authority to accept legal process on behalf of the other party. Nothing herein gives TeleCorp or AWS claim to the subscribers of the other or to revenues of the other derived from its respective system. Both parties shall be solely responsible for the operation of its systems or businesses, including but not limited to payment of wages, benefits, taxes for employees and sales or income taxes.

         13.3  Governmental Approval. The performance of any obligations of any
               ---------------------
party hereunder, or the exercise of any rights hereunder by any party hereto that may require FCC or other governmental authority approval, shall be subject to obtaining such approval. Both parties agree to take no action under this Agreement which may place the other party in non-compliance with known and applicable government regulations.

         13.4  Governing Law. This Agreement shall be construed under and in
               -------------
accordance with the Laws of the State of Washington.

         13.5  Assignment. This Agreement and the duties and obligations
               ----------
hereunder may not be assigned by either party without the express written consent of the other party and an agreement by the assignee to be fully bound by the terms and conditions hereof; provided, however, that such consent will not be unreasonably withheld; and, provided further, that AWS may assign its rights and obligations to an affiliate without obtaining the consent of TeleCorp. TeleCorp acknowledges that AWS may subcontract any or all of its duties under this Agreement to a third party. In the event AWS assigns this Agreement to a third party, TeleCorp may terminate this Agreement upon 90 days' written notice within 30 days of such assignment.

         13.6  No Third-Party Beneficiary. This Agreement is not intended, nor
               --------------------------
shall it be construed, to create or convert any right in or upon any person or entity not a party to this Agreement, unless specifically set forth in this Agreement.

         13.7  Parties Bound. This Agreement shall be binding upon and inure to
               -------------
the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this Agreement.

         13.8  Severability. In case any one or more of the provisions contained
               ------------
in this Agreement shall for any reason be held by any arbitration tribunal or court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions were deleted, and replaced with enforceable provisions, which as nearly as possible, give effect to the intent of such invalid, illegal or unenforceable provisions.

         13.9  Entire Agreement. This Agreement constitutes the sole and only
               ----------------
agreement of the parties with respect to the services described herein and supersedes any prior understanding or written or oral agreements between the parties respecting the within subject matter. In the event another form or invoice is used for provision of the services and such form or invoice contains terms or conditions different from those set forth herein, the parties agree that the language of this Agreement shall control.

         13.10 Section Headings. The headings of the several sections and
               ----------------
paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         13.11 No Waiver. Either party's failure at any time to enforce any of
               ---------
the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights or options or in any way to affect the validity of this Agreement. The exercise by either party of any rights or options herein shall not preclude or prejudice the exercising thereafter of the same or other rights under this Agreement.

         13.12 Dispute Resolution.
               ------------------

               13.13 All claims and disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement, including but not limited to a claim based on or arising from an alleged tort, shall be resolved as provided in this Section 13.12. It is the intent of the parties that any disagreements be resolved amicably to the greatest extent possible.

               13.14 If a disagreement cannot be resolved by the representatives of the parties with day-to-day responsibility for this Agreement, such matter shall be referred to an executive officer of each of the parties. The executive officers shall conduct face-to-face negotiations at a neutral location or such other location as shall be mutually agreed upon. If these representatives are unable to resolve the dispute within ten business days after either party requests the involvement of the executive officers, then either party may, but is not required to, refer the matter to mediation or arbitration, as applicable in accordance with this Section 13.12.

               13.15 In any case where the amount claimed or at issue is Five Hundred Thousand Dollars ($500,000.00) or more and the parties are unsuccessful in resolving the disagreement, the parties agree to submit the disagreement to non-binding mediation upon written notification by either party. The parties shall mutually select an independent mediator experienced in telecommunications system disputes. The specific format for the mediation shall be left to the discretion of the mediator. If mediation does not result in resolution of the disagreement within thirty days of the initial request for mediation, then either party may, but is not required to, refer the matter to arbitration.

               13.16 Any disagreement not finally resolved in accordance with the foregoing provisions of this Section 13.12 shall, upon written notice by either party to the other, be resolved by final and binding arbitration. Subject to this Section, such arbitration shall be conducted through, and in accordance with the rules of, JAMS/Endispute. A single neutral arbitrator shall decide all disputes. Each party shall bear its own expenses with respect to the arbitration, except that the costs of arbitration proceeding itself, including the fees and expenses of the arbitrator, shall be shared equally by the parties. The arbitration shall take place in a neutral location selected by the arbitrator. The arbitrator may permit discovery to the full extent permitted by the Federal Rules of Civil Procedure or to such lesser extent as the arbitrator determines is reasonable. The arbitrator shall be bound by and strictly enforce the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any disagreement, including the applicability or running of any applicable statute of limitation. The arbitrator shall not have power to award damages in connection with any dispute in excess of actual compensatory damages nor to award punitive damages nor any damages that are excluded under this Agreement and each party irrevocably waives any claim thereto. The award of any arbitration shall be final, conclusive and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction over the Party against which the award was made. Nothing contained in this Section 13.12 shall be deemed to prevent either party from seeking any interim equitable relief, such as a preliminary injunction or temporary restraining order, pending the results of the arbitration. The United States Arbitration Act and federal arbitration law shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.

         13.17 No action or arbitration, regardless of form, may be brought by either party more than two (2) years from the date of the event which gave rise to such action.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


AWS:                                      AT&T Wireless Services, Inc.



                                          By:  /s/ Signature illegible
                                               ---------------------------------
                                          Its:  Vice President
                                               ---------------------------------


TeleCorp PCS, Inc.:                       TeleCorp PCS, Inc.



                                          By:  /s/ Thomas H. Sullivan
                                               ---------------------------------
                                          Its:  Executive Vice President
                                               ---------------------------------

                                    EXHIBIT A

                            TeleCorp PCS, Inc. System


PCS systems to be constructed in the Territory (as such term is defined in the Securities Purchase Agreement dated January 23, 1998 by and among TeleCorp PCS, Inc., AT&T Wireless PCS Inc., TWR Cellular, Inc. and the other signatories thereto).

                                   EXHIBIT A-1

                             Other Wireless Carriers

                                 (See Attached)

Effective 7/16/98

                                   Exhibit A-1

               Carrier_Name                           Carrier_Shortname
VALLEY TELECOMMUNICATIONS COMPANY                 VALLEY TELECOMMUNICATIONS
WESTERN WIRELESS CORPORATION                      WESTERN WIRELESS
COMCAST CELLULAR CORPORATION                      COMCAST CELLULAR
HOUSTON CELLULAR TELEPHONE CO                     HOUSTON CELL
WESTEL - INDIANAPOLIS TELEPHONE COMPANY           WESTEL
AT&T WIRELESS SERVICES, INC.                      AWS
SYGNET COMMUNICATIONS INC.                        SYGNET COMM INC.
UNITED STATES CELLULAR CORP                       U.S. CELLULAR
MERCURY CELLULAR INCORPORATED                     MERCURY CELLULAR
ALLTEL MOBILE COMMUNICATIONS                      ALLTEL
PALMER WIRELESS INC.                              PALMER WIRELESS
GALVESTON CELLULAR TELEPHONE CO.                  GALVESTON CELL
PETROLEUM COMMUNICATIONS                          PETROCOM
SANTA CRUZ CELLULAR TELEPHONE CO.                 SANTA CRUZ CELL.
APPALACHIAN CELLULAR                              APPALACHIAN CELLULAR
SPRINGWICH CELLULAR LTD PARTNERSHIP               SNET CELLULAR
ARCTIC SLOPE TELECOMM. & CELLULAR, INC.           ARCTIC SLOPE CELLULAR
DOBSON CELLULAR SYSTEMS OF KS/MO                  DCS OF KS/MO
BACHOW/COASTEL OPERATIONS, INC.                   COASTEL COMMUNICATIONS
ALLEGAN CELLULAR L.P.                             ALLEGAN CELLULAR
EASTERBROOKE CELLULAR CORP - RCM                  EASTERBROOKE CELLULAR
LAKE HURON CELLULAR CORPORATION                   LAKE HURON CELLULAR
TEXAS 16 CELLULAR TELEPHONE COMPANY               TEXAS 16 CELLULAR
TRIAD CELLULAR PREVIOUSLY C-1 N. TEXAS            TRIAD CELLULAR
METACOMM CELLULAR PARTNERS                        METACOMM CELLULAR
BLACKWATER CELL/DOUGLAS TELECOMMUNICATIONS        BLACKWATER CELLULAR
ALPHA CELLULAR                                    C-1 COLUMBUS
CELLULAR COMM OF PUERTO RICO INC                  CCPR
PRICELLULAR CORPORATION                           PRICELLULAR
GREAT LAKES OF IOWA, INC.                         C-1 GREAT LAKES OF IOWA
DOBSON CELLULAR SYSTEMS INCORPORATED              DOBSON CELLULAR
CAL-ONE CELLULAR                                  CAL-ONE CELLULAR
MERCURY COMMUNICATIONS                            MERCURY COMMUNICATIONS
HLD CELLULAR                                      HLD CELLULAR
IFC CELLULAR PARTNERS                             C-1 FREDERICK
BLUE MOUNTAIN CELLULAR                            BLUE MOUNTAIN CELLULAR
CELLULAR ONE OF SOUTHWEST FLORIDA                 C-1 SW FLORIDA
UNIVERSAL TELECELL, INC.                          UNITEL INC.

                                   EXHIBIT B

                        Roaming Administration Services

1.       Administration Services (AS)

         The AS will include various services that AWS will perform to manage TeleCorp's roaming program.

         1.1   Reports and Bills. Each month during the term of this Agreement,
               -----------------
within a reasonable period of time after receipt by AWS of information regarding the Roamer activity during the prior Settlement Period, AWS shall provide TeleCorp with a report summarizing Roamer activity during the prior Settlement Period.

         1.2   Exchange of Information. AWS shall provide Other Wireless
               -----------------------
Carriers and the North American Cellular Network with information (including, without limitation, NPA/NXX and number range combinations) provided to AWS by TeleCorp pursuant to the Intercarrier Roamer Services Agreement between AWS and TeleCorp that will enable TeleCorp's subscribers to roam in the markets owned by Other Wireless Carriers. Further, AWS shall provide TeleCorp with information (including, without limitation, NPA/NXX combinations and MINs) provide to AWS by Other Wireless Carriers and the NACN pursuant to roaming agreements that will enable the subscribers of Other Wireless Carriers to roam in the wireless systems identified in Exhibit A-1.

         1.3   Outcollect Table Maintenance. In the event that TeleCorp uses
               ----------------------------
CBIS as its billing vendor, AWS will maintain the Macro/Cell tables necessary to bill subscribers of AWS and Other Wireless Carriers for use of the TeleCorp network. Specifically, AWS agrees to maintain the Roamer Outcollect Maintenance (070101) and roamer Surcharge Maintenance (070102) tables including bi-weekly updates of new NPA/NXX information, maintenance required by changes to rate agreements and corrections identified through the course of AWS' regular operations work.

         1.4   Fraud Brownout Notifications. AWS agrees to serve as the request
               ----------------------------
processor and single point of contact between TeleCorp, on the one hand, and AWS and Other Wireless Carriers, on the other hand, for the exchange of suspected fraudulent use notifications and NPA/NXX pull and reload requests related to fraudulent use of TeleCorp NPA/NXX's on the networks of AWS and Other Wireless Carriers and the NPA/NXX's of AWS and Other Wireless Carriers on the network of TeleCorp. AWS will receive and forward all requests on a daily (Monday - Friday) basis to the appropriate party for action. In addition, AWS agrees to maintain and distribute as requested historical data regarding fraud pull and reload request data.

         1.5   Rate Monitoring. AWS will monitor incollect rates charged to
               ---------------
TeleCorp and outcollect rates charged by TeleCorp. If an incorrect roaming rate is charged by TeleCorp to an Other Wireless Carrier, and the Other Wireless Carrier invoices AWS for amounts charged in excess of the amounts that should have been charged under the applicable Intercarrier Roaming Services Agreement, AWS shall refund all amounts in excess of the contract rate back to the Other Wireless Carrier within forty-five days of notification by the Other Wireless Carrier. If an incorrect roaming rate is charged to TeleCorp by an Other Wireless Carrier so that the amounts charged in a month are more than $200 over the amounts that should have been charged under the applicable Intercarrier Roaming Services Agreement, AWS will invoice the Other Wireless Carrier for all amounts in excess of the contract rate. AWS shall not be responsible for any amounts undercharged by AWS on behalf of TeleCorp to any Other Wireless Carrier.

2.       Full Visibility (FV) Services - Optional Service
         ------------------------------------------------

         FV services are adjunct to XLI service. FV provides a mechanism for receiving transaction information on all call attempts made by a Roamer who subscribes to a carrier using XLI while roaming on a market serviced by the GTE TSI network for validation. The FV services include the following features:

         2.1 When a subscriber from a carrier using XLI is roaming in an area served by GTE for validation is found negative in GTE's negative file, GTE sends a visibility notification message which can then be used to report the activity. When a subscriber from a carrier using XLI is roaming in an area served by GTE for validation, and is not found in the GTE negative file, but has a valid status in their industry file, GTE will send a visibility notification message which can then be used to report the activity.

         2.2 Additional options for updating visibility settings by NPA/NXX ranges or by System Identification ("SID") or Billing Identification ("BID") are available.

         2.3 Home carrier enabling/disabling option by NPA/NXX range or by SID/BID within a 45-day period.

         2.4 Availability of cloning activity reports for Roamers on systems using GTE and XLI.

3.       Intercarrier Settlement Services (ISS)
         --------------------------------------

         With ISS, AWS will instruct EDS PCC to edit roaming records to verify the billable status of these records. These edits will be performed in accordance with the then current CIBER standards. AWS will also provide certain standard reports in connection with these edits.

         3.1   Edits. The records will be edited against the CIBERNET standards,
               -----
using a 60-day standard for the Call Age Edit. Any records which do not satisfy these standards will be returned to the serving carrier.

               3.1.1  Negative File Edit
               3.1.2  CIBER Edit
               3.1.3  NPA/NXX Edit - Proper Routing of Call
               3.1.4  Call Age Edit
               3.1.5  Out-of-Sequence Batch Edits

               3.1.6  Duplicate Call Edit
               3.1.7  Roamer Agreement Edit
               3.1.8  Out of Balance Edit
               3.1.9  Invalid Record Type Edit
               3.1.10 Incorrect Rate Edit
               3.1.11 Additional Edits Per CIBER Standard Table 3


         3.2   Reports. The following reports reflect activity within a
               -------
settlement cycle. Each report is produced at the end of each settlement cycle (the 1st through the 15th of the calendar month and the 16th of a calendar month through month end).

               3.2.1 Incollect Reports which summarize the amounts owed by TeleCorp for Roamer calls to each of AWS and each Other Wireless Carrier.

               3.2.2 Outcollect Reports which summarize the amounts owed to TeleCorp for Roamer calls from each of AWS and each Other Wireless Carrier.

               3.2.3 Net Settlement Reports which summarize the net amount owed to or owed by TeleCorp for Roamer calls with respect to each of AWS and each Other Wireless Carrier.

4.       Net Settlement Services (NSS)
         -----------------------------

         4.1   Clearinghouse Functions. AWS shall provide Roamer clearinghouse
               -----------------------
functions for TeleCorp, such that TeleCorp's Incollect Obligations are netted against TeleCorp's Outcollect Obligations for AWS and each Other Wireless Carrier. To the extent that the Incollect Obligations, Fees and Expenses exceed the net Outcollect Obligations with respect to AWS or with respect to any Other Wireless Carrier, TeleCorp shall pay such net Incollect Obligations, Fees and Expenses to AWS. To the extent that net Outcollect Obligations exceed net Incollect Obligations, Fees and Expenses with respect to AWS or any Other Wireless Carrier, AWS shall pay such net Outcollect Obligations to TeleCorp.

         4.2   Fraud Settlement Functions. AWS will invoice Other Wireless
               --------------------------
Carriers for Roamer fraud, under the terms of any Intercarrier Roaming Services Agreements in place with Other Wireless Carriers. AWS will provide invoices to TeleCorp for Roamer fraud incurred by Other Wireless Carriers and make payments to Other Wireless Carriers for these invoices. Information to be included in any invoice to AWS or any Other Wireless Carrier must be in the format required by AWS, as that format may change from time to time. This information must be submitted to AWS sufficiently close to the date of the call record at issue in order to permit AWS to invoice Other Wireless Carriers.

5.       Positive Roamer Verification (PRV) - Optional Service
         -----------------------------------------------------

         The PRV service will provide TeleCorp with the ability to verify the billing status of Roamers from Other Wireless Carriers not connected to TeleCorp through the NACN or other network or carriers which provide alternative SS7 verification services. This verification will be accomplished through comparison of the Roamer's MIN an ESN combination with a database designed to identify potential fraudulent use. This information can be used by TeleCorp to deny service to callers when roaming in the TELECORP System.

                                    EXHIBIT C

                                Fees and Expenses

Service                   Fee
-------                   ---

PRV (optional)            $0.21 per unique ESN validation per each calendar day.

XLI (optional)            $0.16 per unique ESN validation per each calendar day.
                          $1000.00 per SID/BID minimum (waived if transaction charges are greater than or equal to $1000.00)

FULL VISIBILITY           $0.025/transaction
(optional)                $500.00 for first SID/BID using FV.
                          $50.00 for additional SID/BIDs using FV.
                          $500.00 Installation - one time charge.

ISS                       $0.015 per outcollect record
                          $0.015 per incollect record

                          Monthly minimum:
                          Up to 100K records monthly: $2,000 per SID/BID flat fee and no record fee.
                          Greater than 100K records monthly: $1,000 per SID/BID plus record fee for records above 100K

CLEARINGHOUSE             $1000.00 per SID/BID
SET UP FEE

ROAM AGREEMENT            $25,000.00
SET UP FEE

CIBERNET Fees             $0.005 per outcollect amount dollar owed to TeleCorp.

Special Processing and    As agreed by the parties in writing
Reports

Clearinghouse Financial   $50.00 per market per Settlement Period
Reports


TeleCorp will also pay all postage, handling, overnight mail fees, and any other fees incurred by AWS as the result of complying with special requests from TeleCorp for services and reports not described in this Agreement or for special modifications to any service or report.

AWS may modify the fees outlined above with 30 days' prior written notice.